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Exhibit 10.2

—Original Message—
From: OD OER NGA Mailer (NIH/OD)
Sent: Wednesday, June 01, 2005 12:03 AM
To: NIAID GMB NGAs
Subject: NGA: 2 R44 AI058395-02A1 PI: ROMERO, ALEX

*****************************NOTICE OF GRANT AWARD
****************************
SMALL BUSINESS INNOVATION RESEARCH PROG    Issue Date:06/01/2005
Department of Health and Human Services
National Institutes of Health

NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES
****************************************************************************
****

Grant Number: 2 R44 AI058395-02A1
Principal Investigator: ROMERO, ALEX PHD
Project Title:    Macrolide Discovery Through Glycosylation

CHE, TESSIE
VP OF CORPORATE AFFAIRS
OPTIMER PHARMACEUTICALS, INC
10110 SORRENTO VALLEY ROAD
SUITE D
SAN DIEGO, CA 92121
UNITED STATES

Budget Period: 06/15/2005 - 05/31/2006
Project Period: 04/01/2004 - 05/31/2007

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $612,862 (see "Award Calculation" in Section I) to OPTIMER PHARMACEUTICALS, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to terms and conditions referenced below.

Acceptance of this award including the Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Award recipients are responsible for reporting inventions derived or reduced to practice in the performance of work under this grant. Rights to inventions vest with the grantee organization provided certain requirements are met and there is acknowledgement of NIH support. In addition, recipients must ensure that patent and license activities are consistent with their responsibility to make unique research resources developed under this award available to the scientific community, in accordance with NIH policy. For additional information, please visit http://www.iedison.gov.

If you have any questions about this award, please contact the individual(s) referenced in the information below.

Sincerely yours,

Pamela G. Fleming
Grants Management Officer
NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES

See additional information below

SECTION I—AWARD DATA—2 R44 AI058395-02A1

AWARD CALCULATION (U.S. Dollars):
Salaries and Wages	$304,899
Fringe Benefits	$42,554
Personnel Costs	$347,453
Consultant Services	$15,000
Equipment	$98,695
Supplies	$136,714
Travel Costs	$15,000
Federal Direct Costs	$612,862
APPROVED BUDGET	$612,862
TOTAL FEDERAL AWARD AMOUNT	$612,862

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project, is as follows.

03            $578,386

FISCAL INFORMATION:

        CFDA        93.856

        Number:

EIN: 1330830300A1
Document Number: RAI058395B

IC/ CAN / FY2005    / FY2006
AI/8425730/    612,862/    578,386

NIH ADMINISTRATIVE DATA:
PCC: M38 / OC: 41.4B /Processed: PFLEMING 050526 1046

SECTION II—PAYMENT/HOTLINE INFORMATION—2 R44 AI058395-02A1

For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page at
http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III—TERMS AND CONDITIONS—2 R44 AI058395-02A1

This award is based on the application submitted to, and as approved by, the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

  a.
  The grant program legislation and program regulation cited in this Notice of Grant Award.

  b.
  The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.

  c.
  45 CFR Part 74 or 45 CFR Part 92 as applicable.

  d.
  The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

  e.
  This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(see NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

Treatment of Program Income:
Additional Costs

SECTION IV—NIAID SPECIFIC TERMS OF AWARD—

INTELLECTUAL PROPERTY RIGHTS: Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6701 Rockledge Drive, MSC 7750, Bethesda, MD 20892-7750, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site (www.iedison.gov) which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

When purchasing equipment or products under this SBIR award, the grantee shall use only American-made items, whenever possible.

Allowable costs conducted by for-profit organizations will be determined by applying the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

The Code of Federal Regulations (Title 45 Part 74.26) stipulates that a commercial organization is subject to audit requirements for a non-federal audit if, during its fiscal year, it expended $500,000 or more under HHS awards and at least one award is an HHS grant or subgrant. Therefore, the organization must have one grant or subgrant in order to be required to obtain a non-federal audit, but other HHS awards are included in the threshold calculations and the scope of the audit. (See threshold calculation examples, http://oamp.od.nih.gov/dfas/faqexamples.html.)

N. Kent Peters, Program Official
Phone: 301-402-8643        Email: petersn@niaid.nih.gov        Fax: 301-402-2508

Mary K. Ledford, Grants Specialist
Phone: 301-402-6446        Email: mledford@niaid.nih.gov        Fax: 301-480-3780

SPREADSHEET

GRANT NUMBER: 2 R44 AI058395-02A1

P.I.: ROMERO, ALEX
INSTITUTION: OPTIMER PHARMACEUTICALS, INC.

	YEAR 02	YEAR 03
Salaries and Wages	304,899	314,046
Fringe Benefits	42,554	43,831
Personnel Costs	347,453	357,877
Consultant Services	15,000	15,000
Equipment	98,695	53,795
Supplies	136,714	136,714
Travel Costs	15,000	15,000
TOTAL FEDERAL DC	612,862	578,386
TOTAL FEDERAL F&A	0	0
TOTAL COST	612,862	578,386

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  Exhibit 10.2